EXHIBIT 5.1
OLSHAN
1325 Avenue of the Americas * New York, New York 10019
Telephone: 212-451-2300 * Facsimile: 212-451-2222
______________________________________________________________________________

June 12, 2020
IZEA Worldwide, Inc.
501 N. Orlando Avenue, Suite 313 PMB 247
Winter Park, Florida 32789
Ladies and Gentlemen:
We are acting as counsel for IZEA Worldwide, Inc., a Nevada corporation (the “Company”), in connection with the issuance and sale of up to $40,000,000 of shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, all of which are authorized but heretofore unissued shares to be offered and sold by the Company pursuant to the Registration Statement on Form S-3 (Registration No. 333-238619) (the “Registration Statement”), originally filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), on May 22, 2020, which became effective on June 2, 2020, as supplemented by the prospectus supplement dated June 4, 2020, and Amendment No.1 to Prospectus Supplement dated June 12, 2020, relating to the offer and sale of the Shares (as so supplemented and amended, the “Prospectus”).
We have reviewed and are familiar with such documents, corporate proceedings and other matters as we have considered relevant or necessary as a basis for the opinions in this letter. Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed by the Company with the Commission on the date hereof and the incorporation thereof in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Olshan Frome Wolosky LLP
Olshan Frome Wolosky LLP